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                                                                    Exhibit 1.01


                     2,000,000 Shares of Common Stock(1)


                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                    June -, 1998


McDonald & Company Securities, Inc.
SBC Warburg Dillon Read Inc.
As Representatives of the Several Underwriters
c/o McDonald & Company Securities, Inc.
McDonald Investment Center
800 Superior Avenue
Cleveland, Ohio  44114


Dear Sirs:

         SECTION 1. Introductory. Gradall Industries, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell 500,000 shares of its common stock, $.001 par value (the "COMMON STOCK"), which are authorized but unissued, and MLGA Fund II, L.P. (the "SELLING STOCKHOLDER") proposes to sell 1,500,000 outstanding shares of Common Stock, to the public through the underwriters named in Schedule A annexed hereto (the "UNDERWRITERS") for whom you are acting as the Representatives. The shares of Common Stock to be purchased from the Company and Selling Stockholder are hereinafter referred to as the "FIRM STOCK." The Company also proposes to sell to the Underwriters, at their option, an aggregate of not more than 300,000 additional shares of Common Stock, which are hereinafter referred to as the "OPTION STOCK." The Firm Stock and the Option Stock are hereinafter collectively referred to as the "STOCK" and are more fully described in the Registration Statement and the Prospectus (as hereinafter defined). The Company and the Selling Stockholder hereby confirm each of its several agreements with you, acting as the Representatives of the Underwriters.


------------------

        (1) Plus an option to purchase up to 300,000 additional shares of Common Stock to cover over-allotments.





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         (a) The Company has filed with the Securities and Exchange Commission
(the "COMMISSION"), in accordance with the provisions of the Securities Act of 1933, as amended, and the published rules and regulations thereunder (collectively, the "ACT"), a registration statement on Form S-3 (Registration No. 333-55763) including a prospectus relating to the Stock, and such amendments to such registration statement as may have been required prior to the date hereof have been similarly filed with the Commission. The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses (collectively, the "PRELIMINARY PROSPECTUS") relating to the Stock. The registration statement as amended at the time when it becomes effective, or, if applicable, as amended at the time the most recent post-effective amendment to such registration statement filed with the Commission prior to the execution and delivery of this Agreement became effective (the "EFFECTIVE DATE"), and including information (if any) contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act, and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act is hereinafter referred to as the "Registration Statement"; the prospectus in the form first used to confirm sales of Stock, whether or not filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter referred to as the "PROSPECTUS." Any reference in this Agreement to the Registration Statement, any preliminary prospectus or the Prospectus shall include the documents incorporated therein by reference and any reference to "amend" or "amendment" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include, unless otherwise stated, any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "EXCHANGE ACT") that are deemed to be incorporated by reference therein. If an abbreviated registration statement is prepared and filed with the Commission in accordance with Rule 462(b) under the Act (an "ABBREVIATED REGISTRATION STATEMENT"), the term "Registration Statement" as used in this Agreement includes the Abbreviated Registration Statement.

         SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters that:

          (a) Each Preliminary Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act; when the Registration Statement becomes or became effective and at all times subsequent thereto up to the Closing Date (as defined herein) and the Second Closing Date (as defined herein), the Registration Statement and the Prospectus, and any supplements or amendments thereto, complied and will comply in all material respects with the provisions of the Act; and the documents incorporated by reference in the Registration Statement when they became effective or were filed with the





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Commission, or become effective or are filed with the Commission, as the case may be, complied or will comply, as the case may be, in all material respects to the requirements of the Act and the Exchange Act, as applicable; and the Registration Statement at all such times did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus at all such times did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any documents filed or to be filed pursuant to the Exchange Act and included or incorporated by reference in the Registration Statement or Prospectus, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements there in not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning the Underwriters and furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use in the Registration Statement or the Prospectus and set forth in the section of the Registration Statement and the Prospectus entitled "UNDERWRITING".

          (b) Except for borrowings and repayments under the Amended and Restated Loan and Security Agreement (as defined herein) and the issuance of Stock upon the exercise of stock options or pursuant to the Company's employee stock purchase plan after March 31, 1998, as of the date of this Agreement, the Company's capitalization is as set forth under the column entitled "MARCH 31, 1998 ACTUAL" in the section of the Registration Statement and the Prospectus entitled "CAPITALIZATION"; and, after application of the net proceeds of the sale of the Stock by the Company contemplated hereby, the capitalization of the Company will be as set forth under the column entitled "MARCH 31, 1998 AS ADJUSTED" in the section of the Registration Statement and the Prospectus entitled "CAPITALIZATION"; and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and at and after the time of purchase will be free of statutory and contractual preemptive rights.

          (c) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware with full power and authority to (i) own its properties and conduct its business as described in the Registration Statement and the Prospectus and (ii) execute and deliver this Agreement and to issue, sell and deliver the Stock to be issued and sold by the Company as herein contemplated.



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          (d) All of the issued and outstanding shares of capital stock of each of the subsidiaries of the Company (the "SUBSIDIARIES") are owned directly by the Company; all of such shares have been duly authorized and validly issued and are fully paid and nonassessable and, except as described in the Prospectus and except for the pledge of all outstanding shares of capital stock of The Gradall Company, a subsidiary of the Company, pursuant to the terms of an Amended and Restated Loan and Security Agreement dated as of December 20, 1996 among the Company, The Gradall Company, Heller Financial, Inc., The CIT Group Business Credit, Inc. and Bank One Columbus, N.A. (the "AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT"), are owned free and clear of any pledge, lien, encumbrance, security interest or other claim; there are no outstanding rights, subscriptions, warrants, calls, preemptive rights, options or other agreements of any kind with respect to the capital stock of any of the Subsidiaries.

          (e) Each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, with full corporate power and authority to own its respective properties and to conduct its respective businesses.

          (f) Each of the Company and each of the Subsidiaries is duly qualified or licensed to do business by and is in good standing in each jurisdiction in which it conducts business or owns property so as to require such qualification or license and in which the failure, individually or in the aggregate, to be so qualified or licensed could have a material adverse effect on the properties, assets, operations, business, business prospects or condition (financial or other) of the Company and the Subsidiaries taken as a whole; each of the Company and each of the Subsidiaries is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by each such jurisdiction.

          (g) Neither the Company nor any of the Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time or both would constitute a breach of, or default under), (i) its charter or bylaws or (ii) any obligation, agreement, covenant or condition contained in any license, indenture, lease, mortgage, deed of trust, bank loan or credit agreement, supply or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them may be bound or affected that would have a material adverse effect on the properties, assets, operations, business, business prospects or condition (financial or other) of the Company and the Subsidiaries taken as a whole. Except for any such breaches or defaults or any events which with notice, lapse of time or both would constitute a breach of, or default which would not have a material adverse effect on the properties, assets, operations, business, business prospects or condition (financial or other) of the Company and the Subsidiaries taken as a whole, the execution, delivery and performance of this Agreement, the issuance of the Stock


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and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time or both would constitute a breach of, or default under), the charter or bylaws of the Company or any of the Subsidiaries or under any provision of any license, indenture, lease, mortgage, deed of trust, bank loan or credit agreement, material supply agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries.

          (h) The Stock to be issued and sold by the Company hereunder has been duly authorized and, when issued and delivered to and paid for by the Underwriters as contemplated hereby, will be duly and validly issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest, preemptive right or other claim.

          (i) This Agreement has been duly authorized, executed and delivered by the Company.

          (j) The capital stock of the Company, including the Stock, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; and the certificates for the Stock are in due and proper form and the holders of the Stock after making payment therefor will not be subject to personal liability by reason of being such holders.

          (k) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Stock as contemplated hereby, other than registration of the Stock under the Act, clearance of the offering of the Stock with the National Association of Securities Dealers, Inc. (the "NASD") the qualification of the Stock for inclusion in the NASDAQ/NM (as defined herein), and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Stock are being offered by the Underwriters.

          (l) Each person who has the right, contractual or otherwise, to cause the Company to register pursuant to the Act any securities of the Company in consequence of the issue and sale of the Stock to the Underwriters hereunder either included such securities in the Registration Statement or duly waived such right and each person who has the right, contractual or otherwise, to cause the Company to issue to it any securities of the Company in consequence of the issue and sale of the Stock to the Underwriters hereunder has duly waived such right.



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          (m) Coopers & Lybrand L.L.P., whose reports on the consolidated financial statements of the Company and the Subsidiaries are included or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants with respect to the Company as required by the Act and the applicable published rules and regulations thereunder.

          (n) All legal or governmental proceedings, contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required.

          (o) Except as described in the Prospectus, there is no action, suit or proceeding pending or to the best of the Company's knowledge, threatened against the Company or any of the Subsidiaries or any of their properties, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency that could result in a judgment, decree or order having a material adverse effect on the properties, assets, operations, business, business prospects or condition (financial or other) of the Company and the Subsidiaries taken as a whole.

          (p) The audited and unaudited financial statements included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial condition of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as set forth in the notes to such financial statements and except to the extent that certain footnote disclosures regarding the unaudited financial statements have been omitted in accordance with the applicable rules of the Commission.

          (q) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or the Prospectus, there has not been: (i) any material adverse change in the properties, assets, operations, business, business prospects or condition (financial or other), present or prospective, of the Company and the Subsidiaries taken as a whole; (ii) any transaction contemplated or entered into by the Company or any of the Subsidiaries that would require an amendment to the Registration Statement or a supplement to the Prospectus or have a material adverse effect on the properties, assets, operations, business, business prospects or condition (financial or other) of the Company and the Subsidiaries taken as a whole; or
(iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of the Subsidiaries that is material to the Company and the Subsidiaries taken


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as a whole, other than contracts, purchase orders or commitments for capital equipment and inventory and borrowings under the existing credit facility in the ordinary course of business and consistent with past practice.

          (r) The Company has obtained the agreement of the stockholders listed on Schedule B not to sell, contract to sell, grant any option to sell, transfer or otherwise dispose of, directly or indirectly, any shares of Common Stock, or securities convertible into or exchangeable for Common Stock or warrants or other rights to purchase Common Stock, for a period of 180 days from the date of the Prospectus without the prior written consent of McDonald & Company Securities, Inc.

          (s) Neither the Company nor any of the Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case would result in any material adverse effect on the properties, assets, operations, business, business prospects or condition (financial or other) of the Company and the Subsidiaries taken as a whole.

          (t) The Company and each of the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("PERMITS"), including without limitation under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business, except for those the absence of which would not have a material adverse effect on the properties, assets, operations, business, business prospects or condition (financial or other) of the Company and the Subsidiaries taken as a whole; the Company and each of the Subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and is in material compliance with the terms of such permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of the Subsidiaries.

          (u) To the best of the Company's knowledge, there are no costs and liabilities associated with or arising in connection with Environmental Laws (including without limitation any capital or operating expenditure required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), singly or in the aggregate, which would have a


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material adverse effect on the properties, assets, operations, business, business prospects or condition (financial or other) of the Company and the Subsidiaries taken as a whole.

          (v) Neither the Company, any of the Subsidiaries, nor, to the best of the Company's knowledge, any employee of the Company or any of the Subsidiaries, has made any payment of funds of the Company or any of the Subsidiaries prohibited by law, and no funds of the Company or any of the Subsidiaries have been set aside to be used for any payment prohibited by law.

          (w) Except as disclosed in the Prospectus, the Company and the Subsidiaries have filed all federal or state income or franchise tax returns required to be filed and have paid all taxes shown thereon as due, and there is no tax deficiency which has been or, to the best of the Company's knowledge, might be asserted against the Company or any of the Subsidiaries that would have a material adverse effect on the consolidated financial position or results of operations of the Company and the Subsidiaries; all material tax liabilities are adequately provided for on the books of the Company and the Subsidiaries.

          (x) The Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated.

          (y) The Company and the Subsidiaries have good title to all properties and assets owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects (except such as are described or referred to in the Prospectus and the financial statements and the notes thereto contained therein or such as do not interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries).

          (z) Neither the Company nor any of the Subsidiaries is an "INVESTMENT COMPANY" within the meaning of the Investment Company Act of 1940, as amended, or is subject to regulation under such Act.

         (aa) The Common Stock has been registered under Section 12(a) of the Securities Exchange Act of 1934, as amended, and trades over-the-counter on the National Association of Securities Dealers Automated Quotation National Market ("NASDAQ/NM").

         (bb) To the best of the Company's knowledge, no labor problem exists with its employees or is threatened or imminent that could materially adversely affect the Company and its subsidiaries, and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers that could be expected to materially adversely


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affect the business, prospects, properties, assets, results of operation or condition (financial or other) of the Company and the subsidiaries.

         SECTION 3. Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to each of the Underwriters that:

          (a) The Selling Stockholder is, and at the time of delivery of the Shares to be sold by the Selling Stockholder will be, the lawful owner of the number of shares of Stock to be sold by the Selling Stockholder pursuant to this Agreement and, at the time of delivery thereof, will have valid and marketable title to such Stock, and upon delivery of and payment for such Stock the Underwriters will acquire valid and marketable title to such Stock free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title, assuming each of the Underwriters has purchased the Stock purchased by in good faith and without notice of any adverse claim.

          (b) The Selling Stockholder has and at the time of delivery of such Stock will have full legal right, power and capacity, and any approval required to be obtained by the Selling Stockholder by law (other than approvals required by the Act, applicable blue sky laws or from the NASD) to sell, assign, transfer and deliver such Stock in the manner provided in this Agreement.

          (c) The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to stabilize or manipulate, or which has constituted or which might in the future reasonably be expected to cause or result in stabilization or manipulation of, the price of the Stock of the Company in order to facilitate the sale or resale of the Stock or otherwise.

          (d) The Selling Stockholder is disposing of such shares of the Stock for its own account. The Selling Stockholder is not selling such shares of the Stock, directly or indirectly, for the benefit of the Company or the Underwriters, and, no part of the proceeds of such sale to be received by the Selling Stockholder will inure, either directly or indirectly, to the benefit of the Company.

          (e) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder and this Agreement is a valid and binding obligation of the Selling Stockholder enforceable in accordance with its terms.

          (f) All information furnished in writing to the Company or the Underwriters by or on behalf of the Selling Stockholder specifically for use in the preparation of the Registration Statement and the Prospectus is and will be when the Registration Statement became effective and at all times subsequent thereto up to the Closing Date and the Second Closing Date, true and correct and complete and at all


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such times did not and will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (g) The consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in a breach of, or constitute a default under any will, trust (constructive or other), agreement, indenture, mortgage, note, deed, rule, regulation, order, injunction, judgment, decree or other instrument to which the Selling Stockholder is a party or by which it is bound.

          (h) All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholder of this Agreement and for the sale and delivery of the Stock to be sold by the Selling Stockholder hereunder, have been obtained.

          (i) The Selling Stockholder is not aware that any of the representations and warranties of the Company, set forth in Section 2 hereof, is untrue or inaccurate in any material respect.

         SECTION 4. Sale Purchase and Delivery of Stock. (a) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company and the Selling Stockholder, severally and not jointly, hereby agree to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company and the Selling Stockholder the respective number of shares of the Firm Stock set forth opposite the Underwriter's name in Schedule A hereto, at a price of $- per share. It is agreed (i) that the number of shares of Firm Stock to be sold by the Company to each Underwriter and purchased by such Underwriter from the Company shall be the percentage of 500,000 shares (shares of Firm Stock sold by the Company) of the Stock that the total number of shares of the Firm Stock to be purchased by such Underwriter from the Company and the Selling Stockholder is of 2,000,000 (total number of shares of Firm Stock) and (ii) that the number of shares of Firm Stock to be sold by the Selling Stockholder to each Underwriter and purchased by such Underwriter from the Selling Stockholder shall be the percentage of 1,500,000 shares (shares of Firm Stock sold by the Selling Stockholder) of the Stock that the total number of shares of Firm Stock to be purchased by such Underwriter from the Company and the Selling Stockholder is of 2,000,000 shares (total number of shares of Firm Stock), in each instance adjusted by the Representatives to avoid fractions and to reflect any adjustment required by
Section 12 hereof.

          (b) The Company and the Selling Stockholder will deliver the Firm Stock to you for the respective accounts of the several Underwriters at the offices of Davis


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Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 at 10:00 A.M.,
New York time, or to your designee at a specified place at the same time, against payment of the purchase price at the place of such closing, by wire transfer in immediately available funds drawn in the case of shares of the Firm Stock sold by the Company to the order of the Company and in the case of shares of the Firm Stock sold by the Selling Stockholder to the order of the Selling Stockholder on the third full business day after the effective date of the Registration Statement (or, if the Firm Stock is priced after 4:30 p.m., New York City time on the effective date of the Registration Statement, the fourth full business day after the effective date of the Registration Statement), or at such other time not later than seven full business days after the effective date of the Registration Statement as you shall determine, such time and place being herein referred to as the "CLOSING DATE." The certificates for the Firm Stock so to be delivered will be in such denominations and registered in such names as you may specify to the Company and the Selling Stockholder at or before 3:00 P.M., New York City time, on the second full business day prior to the Closing Date. Such certificates will be made available for checking and packaging at least 24 hours prior to the Closing Date.

          (c) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 300,000 additional shares in the aggregate of the Option Stock at the purchase price set forth in Section 4(a) hereof, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Stock. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the date the Registration Statement becomes effective, upon written or telegraphic notice by the Representatives to the Company setting forth the aggregate number of shares of the Option Stock as to which the Underwriters are exercising the option and the time and place at which certificates will be delivered, such time (which, unless otherwise determined by you and the Company, shall not be earlier than three nor later than seven full business days after the exercise of said option) being herein called the "SECOND CLOSING DATE." The number of shares of the Option Stock to be sold by the Company to each Underwriter and purchased by such Underwriter from the Company shall be the same percentage of the total number of shares of the Option Stock to be purchased by the several Underwriters on the Second Closing Date as such Underwriter purchased of the total number of shares of the Firm Stock, as adjusted by the Representatives to avoid fractions and to reflect any adjustment required by Section 12 hereof. The Company will deliver certificates for the shares of the Option Stock being purchased by the several Underwriters to you on the Second Closing Date at the place and time of such Closing, or to your designee at a specified place at the same time, against payment of the purchase price at the place of such Closing, by wire transfer in immediately available funds drawn to the order of the Company. The certificates for the Option Stock so to be delivered


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will be in such denominations and registered in such names as you may specify to the Company at or before 3:00 P.M., New York City time, on the second full business day prior to the Second Closing Date. Such certificates will be made available for checking and packaging at least 24 hours prior to the Second Closing Date. The option granted hereby may be canceled by you as the Representatives of the several Underwriters, as to the shares of the Option
Stock for which the option is unexercised, at any time prior to the expiration of the 30-day period, upon notice to the Company.

         SECTION 5. Offering by Underwriters. Subject to the terms and conditions hereof, the several Underwriters agree that (i) they will offer the Stock to the public as set forth in the Prospectus as soon after the Registration Statement becomes effective as may be practicable, but in no event later than 5:00 p.m., New York City time, on the 15th business day subsequent to the date that the Registration Statement becomes effective, and (ii) they will offer and sell the Stock to the public only in those jurisdictions, and in such amounts, where due qualification and/or registration has been effected or an exemption from such qualification and/or registration is available under the applicable securities or Blue Sky laws of such jurisdiction; it being understood, however, that such agreement only covers the initial sale of the Stock by the Underwriters and not any subsequent sale of such Stock in any trading market which may develop after the public offering.

         SECTION 6. Covenants of the Company. The Company covenants and agrees with each of the Underwriters:

          (a) to make every reasonable effort to cause the Registration Statement to become effective and will advise you when it is effective under the Act. The Company will not file any amendment to the Registration Statement, or supplement to the Prospectus, of which you have not been previously advised and furnished with a copy, or to which you have reasonably objected in writing;

          (b) to make available to you in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendment or supplement thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act;

          (c) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible;

          (d) to comply, to the best of its ability, with the Act so as to permit the continuance of sales of and dealings in the Stock under the Act for such period as may be required by the Act; and to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a prospectus relating to the Shares is required to be delivered under the Act that, in the reasonable judgment of the Company, would require the making of any change in the Prospectus then being used, so that the Prospectus, as then supplemented, would not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading and, during such time, promptly to prepare and furnish, at the Company's expense, to the Underwriters such amendments or supplements to such Prospectus as may be necessary to reflect any such change in such quantities as requested by the Underwriters, and to furnish to you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

          (e) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which need not be audited and which will satisfy the provisions of Section 11(a) of the Act including, at the option of the Company, Rule 158) covering a period of 12 months beginning after the effective date of the Registration Statement but ending not later than 15 months after the date of the Registration Statement, as soon as is reasonably practicable after the termination of such 12-month period;

          (f) to furnish to you three signed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient conformed copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

          (g) to furnish to you and, upon request to each of the other Underwriters, for a period of five years from the date of this Agreement (i) copies of all reports or other communications that the Company shall send to its stockholders or from time to time shall publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and any other document filed by the Company pursuant to Section 12, 13, 14 or 15(d) of the Exchange Act;

          (h) to apply the net proceeds from the sale of the Shares sold by the Company in the manner set forth under the caption "USE OF PROCEEDS" in the Registration Statement and the Prospectus;

          (i) to advise you promptly and if requested by you to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective and (ii) when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act, if required under the Act (which the Company agrees to file in a timely manner under such Rule); and if, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A promulgated under the Act, then immediately following the execution of this Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with Rule 430A and Rule 424(b) promulgated under the Act, copies of an amended Prospectus or, if required by such Rule 430A, a post-effective amendment (including an amended Prospectus), containing all information so omitted.

          (j) to file with the NASD all documents and notices required of companies that have issued securities that are traded in the over-the-counter market and quotations for which are reported by the NASDAQ/NM.

          (k) to furnish such information as may be required and otherwise to cooperate in qualifying the Stock for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect as long as required for the distribution of the Stock, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Stock); promptly to advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to obtain the withdrawal of any order of suspension at the earliest practicable moment;

          (l) not to sell, contract to sell, grant any option to sell, transfer or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable for Common Stock or warrants or other rights to purchase Common Stock or permit the registration under the Act of any shares of Common Stock, except for the registration of the Stock and the sales to you pursuant to this Agreement for a period commencing on the date hereof and continuing for 180 days after the date of the Prospectus, without the prior written consent of McDonald & Company Securities, Inc., other than the issuance of Common Stock upon the exercise of stock options outstanding on the date hereof and the grant of stock options under existing stock option plans or employee stock purchase plans;

          (m) that, after the Closing Dates, the Company and each of its Subsidiaries will be in compliance with the financial record-keeping requirements and internal accounting control requirements of Section 13(b)(2) of the Exchange Act; and

           (n) to refrain from investing the proceeds from the sale of the Stock in a manner to cause the Company or any of the Subsidiaries to become an "INVESTMENT COMPANY" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 7. Covenants of the Selling Stockholder. The Selling Stockholder agrees, severally and not jointly, with each Underwriter that the Selling Stockholder will not sell, contract to sell, grant any option to sell, transfer or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable for Common Stock or warrants or other rights to purchase Common Stock, except for the sales to you pursuant to this Agreement, for a period commencing on the date hereof and continuing for 180 days after the date of the Prospectus, without the prior written consent of McDonald & Company Securities, Inc. In order to document the Underwriters' compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, with respect to the transactions herein contemplated, the Selling Stockholder agrees to deliver to you prior to or on the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

         SECTION 8. Payment of Expenses. The Company, whether or not the transactions contemplated in this Agreement are consummated or this Agreement otherwise becomes effective or is terminated (except when terminated under Section 10 (b)), to pay all expenses, fees and taxes (other than (x) any transfer taxes and (y) fees and disbursements of your counsel) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, and the printing and furnishing of copies of each thereof to you and to dealers (including costs of mailing and shipment), (ii) the issuance, sale and delivery of the Shares, (iii) the word processing or printing of this Agreement, the Master Agreement Among Underwriters and any dealer agreements, and the reproduction or printing and furnishing of copies of each thereof to you and to dealers (including costs of mailing and shipment), (iv) the qualification of the Stock for offering and sale under state laws as aforesaid (including legal fees and filing fees and other disbursements of your counsel) and the printing and furnishing of copies of any blue sky surveys to you and to dealers, (v) any listing of the Stock on any securities exchange or qualification of the Stock for inclusion in the NASDAQ/NM and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD and (vii) the performance of the Company's and the Selling Stockholder's other obligations hereunder.

         SECTION 9. Conditions of the Obligation of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Stock on the Closing Date shall be subject to the condition that the representations and warranties made by the Company and the Selling Stockholder herein are true and correct as of the date hereof and as of the Closing Date, to the condition that the written statements of Company officers and the Selling Stockholder made pursuant to the provisions hereof are true and correct, and to the performance by the Company and the Selling Stockholder of their respective obligations hereunder and to the following additional conditions:

          (a) The Registration Statement shall have become effective not later than 5:00 P.M., New York City time, on the date of this Agreement, or at such later time as shall have been consented to by you, and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending, or to the knowledge of the Company or you, shall be contemplated by the Commission.

          (b) You shall not have advised the Company and the Selling Stockholder that the Registration Statement or Prospectus or any amendment thereof or supplement thereto contains an untrue statement of fact which, in the reasonable opinion of Davis Polk & Wardwell, counsel for the Underwriters, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c) You shall have received as of the Closing Date (or prior thereto as indicated) the following:

                  (i) An opinion of Black, McCuskey, Souers & Arbaugh, counsel for the Company, dated the Closing Date, to the effect that:

                       (A) The Company has been duly organized and is validly
                  existing as a corporation in good standing under the laws of Delaware with full corporate power and authority (x) to own its properties and conduct its business as described in the Registration Statement and the Prospectus and (y) to execute an deliver this Agreement and to issue, sell and deliver the Stock as herein contemplated. Each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, with full corporate power and authority to own or lease its properties and conduct its business. Each of the Company and each of its Subsidiaries is duly qualified or licensed to do business by and is in good standing as a foreign corporation in each jurisdiction in which it conducts business or owns property so as to require such qualification or license and in which the failure, individually or in the aggregate, to be so licensed or qualified could have a material adverse effect on the properties, assets, operations, business, business prospects or condition (financial or other) of the Company and the Subsidiaries taken as a whole.

                       (B) All of the issued and outstanding shares of capital
                  stock of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and except for the pledge of all outstanding capital stock of The Gradall Company, a subsidiary of the Company, pursuant to the Amended and Restated Loan and Security Agreement are owned, directly or indirectly, by the Company free and clear of any pledge, lien, encumbrance, security interest, preemptive right or other claim; and there are no rights, warrants, options or other agreements to acquire or instruments convertible into or exchangeable for any shares of capital stock or other equity interest of any Subsidiary, except as set forth in the Prospectus.

                       (C) This Agreement has been duly authorized, executed and
                  delivered by the Company;

                       (D) (x) The Stock to be issued and sold by the Company
                  hereunder, when delivered to and paid for by the Underwriters, will be duly authorized, validly issued, fully paid and nonassessable, and will be free of any pledge, lien, encumbrance, claim or preemptive right; and (y) the certificates for the Stock are in due and proper form and the holders of the Stock will not be subject to personal liability by reason of being such holders;

                       (E) (x) The authorized capital stock of the Company is as
                  set forth under the heading "DESCRIPTION OF CAPITAL STOCK" in the Registration Statement and the Prospectus and (y) the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, nonassessable and free of statutory and contractual preemptive rights;

                       (F) The capital stock of the Company, including the
                  Stock, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

                       (G) The Registration Statement and the Prospectus (except
                  as to the financial statements and schedules contained and incorporated by reference therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act;

                       (H) The Registration Statement has become effective under
                  the Act and, to the best of such counsel's knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act;

                       (I) No approval, authorization, consent or order of or
                  filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance or sale of the Stock as contemplated hereby other than (w) registration of the Stock under the Act, (x) the qualification of the Stock for inclusion in the NASDAQ/NM, (y) such consents, approvals, authorizations, registrations or qualifications as may be required under the state securities or blue sky laws of the various jurisdictions in which the Stock are being offered by the Underwriters and (z) such approval of the underwriting arrangements as may be required under the bylaws of the NASD;

                       (J) The execution, delivery and performance of this
                  Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would constitute a breach of or default under), the charter or bylaws of the Company or any of the Subsidiaries, or, to the best of such counsel's knowledge, under any provision of any license, indenture, lease, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their properties are bound or affected, or, to the best of such counsel's knowledge, under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries;

                       (K) To the best of such counsel's knowledge, neither the
                  Company nor any of the Subsidiaries is in breach of or in default under (nor has any event occurred which with notice, lapse of time or both would constitute a breach of or default under) any indenture, mortgage, deed of trust, bank loan or credit agreement or any other material agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the

                  Subsidiaries or their properties are bound or affected, except for such matters as would not, individually or in the aggregate, have a material adverse effect on the properties, assets, operations, business, business prospects or condition (financial or other) of the Company and the Subsidiaries taken as a whole; in rendering its opinion, such counsel may rely on a certificate of the representatives of the Company in order to identify any additional material agreement or instrument referred to in this clause;

                       (L) Nothing has come to the attention of such counsel
                  that causes them to believe that the Company or any of the Subsidiaries does not have such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("PERMITS"), including without limitation under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Prospectus, or that the Company or any of the Subsidiaries has not fulfilled and performed all of its material obligations with respect to such permit or is not in material compliance with the terms of such permits, or that any event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus, or that such permits contain restrictions that are materially burdensome to the Company or any of the Subsidiaries, except as described in the Prospectus;

                       (M) To the best of such counsel's knowledge, all
                  contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed;

                       (N) Except as described in the Registration Statement and
                  the Prospectus, there are no actions, suits or proceedings of which such counsel has knowledge pending or threatened against the Company or any of the Subsidiaries, or any of their respective properties, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency that individually or in the aggregate could result in a judgment, decree or order having a material adverse effect on the properties, assets, operations, business, business prospects or condition (financial or other) of the Company and the Subsidiaries taken as a whole;

                       (O) To the best of such counsel's knowledge, each person
                  who has the right, contractual or otherwise, to cause the Company to register pursuant to the Act any securities of the Company in consequence of the issue and sale of the Shares to the Underwriters hereunder either included such securities in the Registration Statement or duly waived such right and each person who has the right, contractual or otherwise, to cause the Company to issue to it any securities of the Company in consequence of the issue and sale of the Stocks to the Underwriters hereunder has duly waived such right;

                       (P) The statements in the Registration Statement and the
                  Prospectus under the caption "DESCRIPTION OF CAPITAL STOCK", insofar as they are descriptions of laws, regulations and rules, of legal and governmental proceedings or of contracts, agreements, leases and other legal documents, or refer to statements of law or legal conclusions, have been reviewed by such counsel and are accurate in all material respects;

                       (Q) Neither the Company nor any of the Subsidiaries is an
                  "INVESTMENT COMPANY" or a person "CONTROLLED" by an "INVESTMENT COMPANY" within the meaning of the Investment Company Act of 1940, as amended; and

                       (R) Nothing has come to the attention of such counsel
                  that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at all times up to and including the time of purchase contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules included and incorporated by reference in the Registration Statement or included in the Prospectus).

                  (ii) An opinion of Black, McCuskey, Souers & Arbaugh, counsel for the Selling Stockholder, dated the Closing Date, stating that:

                       (A) this Agreement has been duly executed and delivered
                  by the Selling Stockholder;

                       (B) the Selling Stockholder has full legal right and
                  power, and has obtained any authorization or approval required by law (other than those imposed by the Act and the securities or blue sky laws of certain jurisdictions), to sell, assign, transfer and deliver the Stock to be sold by the Selling Stockholder in the manner provided in this Agreement;

                       (C) delivery of certificates for the Stock to be sold by
                  the Selling Stockholder pursuant hereto will pass title thereto to the Underwriters who have purchased such Stock in good faith and without notice of any adverse claim, free and clear of any adverse claim, assuming that the several Underwriters are bona fide purchasers;

                       (D) to the best of such counsel's knowledge, the
                  consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not constitute a breach or violation of or default under the Selling Stockholder's charter, bylaws, partnership agreement or other governing documents; and

                       (E) no approval, authorization, consent or order of or
                  filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the sale of the Stock to be sold by the Selling Stockholder as contemplated hereby other than registration of the Stock under the Act and the qualification of the Stock for inclusion in the NASDAQ/NM (except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Stocks are being offered by the Underwriters).

                  (iii) Letters from Coopers & Lybrand L.L.P. dated, respectively, the date of this Agreement and the Closing Date and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in form and substance satisfactory to you.

                  (iv) Such opinion or opinions of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to you.

                  (v) A certificate of the Company executed by two of its executive officers to the effect that the representations and warranties of the Company as set forth in this Agreement are true and correct as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

                  (vi) Between the time of execution of this Agreement and the Closing Date of purchase, as the case may be, there has not been: (x) any material and adverse change, present or prospective, in the properties, assets, operations, business, business prospects or condition (financial or other) of the Company and the Subsidiaries taken as a whole, other than as described in the Registration Statement and the Prospectus; (y) any transaction that is material to the Company and the Subsidiaries taken as a whole contemplated or entered into by the Company or any of the Subsidiaries, other than as described in the Registration Statement and the Prospectus; or (z) any obligation, contingent or otherwise, directly or indirectly, incurred by the Company or any of the Subsidiaries that is material to the Company and the Subsidiaries taken as a whole, other than as described in the Registration Statement and the Prospectus, the effect of which in any such case described in clause (x), (y) or (z) in your judgment would make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

                  (vii) No amendment or supplement to the Registration Statement or the Prospectus shall be filed prior to the time the Registration Statement becomes effective to which you shall have objected in writing.

                  (viii) The Registration Statement shall become effective at or before 5:00 P.M., New York City time, on the date of this Agreement and, if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:00 P.M., New York City time, on the second full business day after the date of this Agreement; provided, however, that the Company, the Selling Stockholder and you and any group of Underwriters, including you, who have agreed hereunder to purchase in the aggregate at least 50% of the Firm Stock from time to time may agree in writing or by telephone, confirmed in writing, on a later date.

                  (ix) A certificate of the Selling Stockholder, dated the Closing Date, to the effect that the representations and warranties of the Selling Stockholder in Section 3 of this Agreement are true and correct as of the Closing Date, and the Selling Stockholder has complied with all the agreements and satisfied all the conditions on his part to be performed or satisfied at or prior to the Closing Date.

                  (x) A signed letter, dated the date of this Agreement, from each of the stockholder of the Company listed on Schedule B hereto to the effect that such persons shall not sell, contract to sell, grant any option to sell, transfer or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable for Common Stock or warrants or other rights to purchase Common Stock for a period of 180 days from the date of the Prospectus without the prior written consent of McDonald & Company Securities, Inc.

          (d) Prior to the Closing Dates, the Company and the Selling Stockholder shall have furnished to you such further certificates and documents as to the accuracy and completeness of any statement in the Registration Statement or the Prospectus as of the Closing Dates as you may reasonably request.

          (e) Prior to the Closing Date, as the case may be: (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         If any condition of the Underwriters' obligations hereunder to be satisfied prior to the Closing Date is not so satisfied, this Agreement may be terminated by you prior to the Closing Date, by notice in writing or by telegram confirmed in writing to the Company and the Selling Stockholder.

         The several obligations of the Underwriters to purchase Option Stock hereunder are subject to (x) the condition that the representations and warranties made by the Company herein are true and correct as of the Second Closing Date and (y) the delivery to the Representatives on the Second Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Option Stock and other matters related to the issuance of the Option Stock.

         All such opinions, certificates, letters and documents furnished to you pursuant to this Section 9 will be in compliance with the provisions hereof only if they are in all material respects satisfactory to you and to Davis Polk & Wardwell, counsel for the Underwriters, as to which both you and such counsel shall act reasonably. The Company will furnish you with such executed and conformed copies of such opinions, certificates, letters and documents as you may request.

         You, on behalf of the Underwriters, may waive in writing the compliance by the Company or the Selling Stockholder of any one or more of the foregoing conditions or extend the time for their performance.

         SECTION 10. Termination of Agreement. (a) This Agreement shall become effective at the time the Registration Statement becomes effective. At any time before the happening of such occurrence, the Company or the Selling Stockholder may, by notice to you, terminate this Agreement; and at any time prior to such time, you, as the Representatives of the several Underwriters, may, by notice to the Company and the Selling Stockholder, terminate this Agreement.

          (b) This Agreement may also be terminated by you, as the Representatives of the several Underwriters, by notice to the Company and the Selling Stockholder, on or after the Effective Date of the Registration Statement and prior to each respective Closing Date, if at any time during such period any of the following has occurred: (i) other than as described in the Registration Statement and the Prospectus, (x) any material and adverse change, present or prospective, in the properties, assets, operations, business, business prospects or condition (financial or other) of the Company and the Subsidiaries taken as a whole, (y) any transaction that is material to the Company and the Subsidiaries taken as a whole is contemplated or entered into by the Company or any of the Subsidiaries, or (z) any obligation, contingent or otherwise, directly or indirectly, incurred by the Company or any of the Subsidiaries that is material to the Company and the Subsidiaries taken as a whole; (ii) any outbreak of hostilities or escalation in existing hostilities anywhere in the world or other national or international calamity or crisis or change in economic or political conditions, if the effect of such outbreak, escalation, calamity, crisis or change on the financial markets in the United States would, in your reasonable judgment, make it impracticable to offer for sale or to enforce contracts made by the Underwriters for the resale of the Stock agreed to be purchased hereunder; (iii) any general suspension of trading in securities on the New York Stock Exchange or the American Stock Exchange or the NASDAQ/NM or any general limitation on prices for such trading or any general restrictions on the distribution of securities, all to such a degree as would in your reasonable judgment materially adversely affect the market for the Stock; or (iv) a banking moratorium shall have been declared by either Federal or New York State authorities.

         (c) This Agreement may also be terminated as provided in Sections 9 and 12 hereof.

         (d) If this Agreement shall be terminated by you because of any failure on the part of the Company or the Selling Stockholder to comply with any of the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Selling Stockholder shall be unable to perform its respective obligations under this Agreement, the Company shall pay, in addition to the costs and expenses referred to in Section 8, all reasonable out-of-pocket expenses incurred by the Underwriters in contemplation of the performance by them of their obligations hereunder, including but not limited to the reasonable fees and disbursements of counsel for the Underwriters, the Underwriters' reasonable printing and traveling expenses and postage, telegraph and telephone charges relating directly to the offering contemplated by the Prospectus, and also including reasonable advertising expenses of the Representatives incurred after the Effective Date of the Registration Statement and so relating, it being understood that such out-of-pocket expenses shall not include any compensation, salaries or wages of the officers, partners or employees of any of the Underwriters, subject to such right of contribution, if any, as the Company may have against the Selling Stockholder in the event of the failure of the Selling Stockholder to comply with any of the terms or to fulfill any of the conditions of this Agreement. Only such out-of-pocket expenses as shall be accounted for by the Underwriters shall be paid to the Underwriters by the Company.

         (e) The Company and the Selling Stockholder shall not in any event be liable to the several Underwriters for damages on account of loss of anticipated profits arising out of the transactions contemplated by this Agreement.

         SECTION 11. Indemnification. (a) The Company agrees to indemnify, defend and hold harmless each Underwriter, the Selling Stockholder, each person that controls any Underwriter or the Selling Stockholder within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, and each Underwriter's agents, employees, officers and directors and the agents, employees, officers and directors of any such controlling person and the Selling Stockholder's agents, employees, officers and directors and the agents, employees, officers and directors of any such controlling person (collectively, the "UNDERWRITER/SELLING STOCKHOLDER INDEMNIFIED PARTIES") from and against any and all losses, claims, damages, judgments, liabilities and expenses (including the reasonable fees and expenses of counsel and other expenses in connection with investigating, defending or settling any such action or claim) which, jointly or severally, any Underwriter/Selling Stockholder Indemnified Party may incur as they are incurred (and regardless of whether such Underwriter/Selling Stockholder Indemnified Party is a party to the litigation, if any) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any Preliminary Prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, judgments, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information with respect to any Underwriter or the Selling Stockholder furnished in writing by any Underwriter or the Selling Stockholder through you to the Company expressly for use therein with reference to such Underwriter or the Selling Stockholder; provided, however, that as to any Preliminary Prospectus, the foregoing indemnity shall not inure to the benefit of any Underwriter/Selling Stockholder Indemnified Party with respect to any loss, claim, damage, judgment, liability or expense arising from the sale of Stock to any person by such Underwriter/Selling Stockholder Indemnified Party if such Underwriter or the Selling Stockholder failed to send or give a copy of the Prospectus to such person within the time required by the Act and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus.

         (b) The Selling Stockholder severally and not jointly agrees to indemnify, defend and hold harmless the Underwriter/Selling Stockholder Indemnified Parties to the same extent as the foregoing indemnity from the Company to the Underwriter/Selling Stockholder Indemnified Parties, but only with respect to information concerning the Selling Stockholder furnished in writing by or on behalf of the Selling Stockholder expressly for use with respect to the Selling Stockholder in the Registration Statement, any Preliminary Prospectus or the Prospectus. The Selling Stockholder shall not be liable under this Section 11 in an amount exceeding the net proceeds to the Selling Stockholder from the sale of Shares sold by the Selling Stockholder hereunder. This indemnity agreement will be in addition to any liability the Selling Stockholder otherwise may have.

         (c) If any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any Underwriter/Selling Stockholder Indemnified Party, with respect to which indemnity may be sought against the Company or the Selling Stockholder pursuant to this Section 11, such Underwriter/Selling Stockholder Indemnified Party shall promptly notify the Company and the Selling Stockholder in writing, and the Company (in the case of an indemnification obligation under clause (a) hereof) or the Selling Stockholder (in the case of an indemnification obligation under clause (b) hereof) shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Underwriter/Selling Stockholder Indemnified Party and payment of all fees and expenses; provided that the omission so to notify the Company and the Selling Stockholder shall not relieve them from any liability that they may have to any Underwriter/Selling Stockholder Indemnified Party, except to the extent that they have been prejudiced in any material respect by such failure. An Underwriter/Selling Stockholder Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to assume the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter/Selling Stockholder Indemnified Party unless (i) the employment of such counsel has been authorized in writing by the indemnifying party, (ii) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the Underwriter/Selling Stockholder Indemnified Party after notice of such action or proceeding has been given to the indemnifying party or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Underwriter/Selling Stockholder Indemnified Party and the indemnifying party and such Underwriter/Selling Stockholder Indemnified Party shall have reasonably concluded (upon advice of counsel) that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party such that a conflict of interest exists or would exist in the absence of separate counsel representing the indemnifying party and the Underwriter/Selling Stockholder Indemnified Party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such Underwriter/Selling Stockholder Indemnified Party), in any of which events such reasonable fees and expenses shall be borne by the indemnifying party and reimbursed as they are incurred. It is understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than two separate firms of attorneys (in addition to any local counsel) at any time for all such Underwriter/Selling Stockholder Indemnified Parties, one of which firms shall be designated in writing by McDonald & Company Securities, Inc. and one of which firms shall be designated by the Company, and that all such fees and expenses shall be reimbursed as they are incurred. No indemnifying party shall be liable for any settlement of any such action effected without the written consent of such indemnifying party (which consent shall not be unreasonably withheld or delayed), but if settled with the written consent of such indemnifying party, or if there is a final judgment with respect thereto, such indemnifying party agrees to indemnify and hold harmless each Underwriter/Selling Stockholder Indemnified Party from and against any loss or liability by reason of such settlement or judgment, except as otherwise provided herein.

          (d) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, any person that controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, the Selling Stockholder and each person that controls the Selling Stockholder within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act (collectively, the "COMPANY/SELLING STOCKHOLDER INDEMNIFIED

PARTIES") to the same extent as the foregoing indemnity from the Company to the Underwriter/Selling Stockholder Indemnified Parties, but only with respect to information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with respect to such Underwriter in the Registration Statement, any Preliminary Prospectus or the Prospectus. In case any action shall be brought against any Company/Selling Stockholder Indemnified Party based on the Registration Statement, any Preliminary Prospectus or the Prospectus and in respect of which indemnity may be sought against any Underwriter pursuant to this Section 11(d), such Underwriter shall have the rights and duties given to the Company and the Selling Stockholder by Section 11(c) (except that if the Company and the Selling Stockholder shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, provided that the fees and expenses of such separate counsel shall be at the expense of such Underwriter), and the Company/Selling Stockholder Indemnified Parties shall have the rights and duties given to the Underwriter/Selling Stockholder Indemnified Parties by Section 11(c).

         (e) If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless any Underwriter/Selling Stockholder Indemnified Party or any Company/Selling Stockholder Indemnified Party, then the party required to indemnify such indemnified party under this
Section 11, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, judgments, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, such Selling Stockholder and the Underwriters from the offering of the Shares, or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, such Selling Stockholder and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, such Selling Stockholder and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and each of the Selling Stockholders, respectively, bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Stockholder and the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, by the Selling Stockholder or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, judgments, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

         The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11(e) were determined by pro rata allocation or by any other method of allocation (even if the Underwriters were treated as one entity for such purpose) that does not take account of the equitable considerations referred to in this Section 11(e). Notwithstanding the provisions of this Section 11(e), no Underwriter/Selling Stockholder Indemnified Party shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten or sold by such Underwriter/Selling Stockholder Indemnified Party and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter/Selling Stockholder Indemnified Party otherwise has been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and are not joint.

         The statements under the caption "UNDERWRITING" in the Prospectus (to the extent such statements relate to an Underwriter) constitute the only information furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus.

         (f) The indemnity and contribution agreements contained in this Section 11 and the representations, warranties and covenants of the Company and the Selling Stockholder contained in this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter/Selling Stockholder Indemnified Party or by or on behalf of any Company/Selling Stockholder Indemnified Party or any Selling Stockholder, and shall survive any termination of this Agreement or the issuance and delivery of the Stock. Subject to the provisions of Section 11(c) and Section 11(d), the Company, the Selling Stockholder and each Underwriter agree promptly to notify the other of the commencement of any litigation or proceeding against it in connection with the issuance and sale of the Shares or in connection with the Registration Statement or the Prospectus.

         SECTION 12. Default of the Underwriters. If any Underwriter or Underwriters default in their obligations to purchase the Stock hereunder and arrangements satisfactory to you, the Company and the Selling Stockholder, evidenced by a writing or writings signed by you, the Company and the Selling Stockholder, for the purchase of such Stock by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company and the Selling Stockholder (except that the Company shall be liable for the expenses to be paid by it pursuant to the provisions of Section 8), provided, however, that if the number of shares of the Stock which all such defaulting Underwriters have agreed but failed to purchase shall not exceed 10% of the number of shares of the Firm Stock or the Option Stock, as the case may be, agreed to be purchased pursuant to this Agreement (other than the shares agreed to be taken up hereunder which the defaulting Underwriters failed to purchase) by all non-defaulting Underwriters, the non-defaulting Underwriters shall be obligated proportionately to take up and pay for the shares of the Firm Stock or the Option Stock which such defaulting Underwriters failed to purchase.

         If any such default occurs, either you or the Company or the Selling Stockholder shall have the right to postpone the Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangement, may be effected. As used in this Agreement, the term "Underwriters" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from its liability to the other several Underwriters, the Company and the Selling Stockholder for its default hereunder.

         SECTION 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations and warranties of the Company, the Selling Stockholder and the several Underwriters, set forth in or made pursuant to this Agreement, will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any of its officers or directors or any controlling person or the Selling Stockholder, and will survive delivery of and payment for the Stock and, in the case of the agreements contained in Sections 8, 10 and 11 hereof, will survive any termination of this Agreement.

         SECTION 14. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to you at McDonald & Company Securities, Inc., McDonald Investment Center, 800 Superior Avenue, Cleveland, Ohio 44114, Attention: Daniel F. Austin, with a copy to Christopher M. Gorman, or if sent to the Company, will be mailed, delivered or telegraphed and confirmed to the Company at 406 Mill Avenue, S.W., New Philadelphia, OH 44663, with a copy to Bruce A. Jonker, or if sent to the Selling Stockholder, will be mailed, delivered or telegraphed and confirmed to the Selling

Stockholder at Morgan Lewis Githens & Ahn, Two Greenwich Plaza, Greenwich, CT 06830.

         SECTION 15. Successors, Governing Law. This Agreement will inure solely to the benefit of and be binding upon the parties hereto and the officers and directors and controlling persons referred to in Section 11 hereof and their respective successors, assigns, heirs, executors and administrators, and no other persons will have any right or obligation hereunder. This Agreement will be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to the principles of conflicts of laws thereof.

         SECTION 16. Execution in Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         SECTION 17. Authority of the Representatives. You represent and warrant that you have been authorized by the several Underwriters to enter into this Agreement on their behalf and to act for them in the manner hereinbefore provided.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement by and among the Company, the Selling Stockholder and the several Underwriters in accordance with its terms.

                                     Very truly yours,

                                     GRADALL INDUSTRIES, INC.


                                     By:
                                         --------------------------------
                                         Name:
                                         Title:


                                     MLGA FUND II, L.P., as Selling Stockholder


                                     By:
                                         --------------------------------

                                         Name:
                                         Title:

The foregoing Agreement is hereby confirmed and accepted by us in Cleveland, Ohio, acting on our own behalf and as the Representatives of the several Underwriters named on Schedule A annexed hereto, as of the date first above written.

McDONALD & COMPANY SECURITIES, INC.
SBC WARBURG DILLON READ INC.
As Representatives of the Several Underwriters

By: McDONALD & COMPANY SECURITIES, INC.

      By:
         --------------------------------
           Managing Director

                                                                      SCHEDULE A



                                  UNDERWRITERS


                                                         Number of Shares to
                   Underwriter                               be Purchased
                   -----------                               ------------
McDonald & Company Securities, Inc....................
SBC Warburg Dillon Read Inc...........................






                  Total...............................

                                                                      SCHEDULE B



                  STOCKHOLDERS ENTERING INTO LOCK-UP AGREEMENTS


Barry L. Phillips
David S. Williams
James C. Cahill
Bruce A. Jonker
Joseph H. Keller
Ky Kuehling
Michael Haberman
Matthew Stear
John Arnold
Phillip Keller
The Nippon Credit Bank, Ltd.
Sangwoo Ahn
John A. Morgan
Perry J. Lewis
William C. Ughetta, Jr.
Ira Starr
Jack Rutherford
David Shelby



                                       B-1